                                                                    Exhibit 10.9

                       AMENDED AND RESTATED SEVERANCE AND
                  BONUS PROGRAM MANAGEMENT INCENTIVE AGREEMENT
                  --------------------------------------------

        THIS AMENDED AND RESTATED SEVERANCE AND BONUS PROGRAM MANAGEMENT INCENTIVE AGREEMENT (this "Agreement") is made and entered into as of the 11th day of October, 1996, by and between Camelot Music, Inc., a Pennsylvania corporation and a debtor and debtor in possession ("Employer"), and Charles R. Rinehimer III ("Employee"), and shall become effective on the date (the "Effective Date") that this Agreement is approved by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

                                R E C I T A L S:

        A. In early 1996, Employer attempted to resolve certain financial difficulties in the context of an out-of-court restructuring.

         B. Because Employer believed that the success of the financial restructuring would be aided significantly by the continued efforts of certain employees (the "Key Employees"), including Employee, Employer entered into those certain Severance and Bonus Program Management Incentive Agreements, dated May 2, 1996 (the "Existing Agreements") with the Key Employees, in order to induce the Key Employees to remain in Employer's employ.

        C. Pursuant to the Existing Agreements, Employer agreed to provide certain severance benefits and to make certain bonus payments to the Key Employees.

        D. Pursuant to Employee's Existing Agreement, Employer agreed, among other things, to provide Employee with six (6) months of continued salary and fringe benefits in the event that Employer terminated Employee without cause at any time prior to Employee's normal retirement date. In addition, Employer agreed to make conditional lump sum cash payments of $10,000 to Employee on March 31, 1996 (the "First Bonus Payment") and on August 31,1996 (the "Second Bonus Payment"). The First Bonus Payment was paid in accordance with the terms of the Existing Agreement, but the Second Bonus Payment remains unpaid (although past due as of September 1, 1996).

        E. Employer was unable to resolve its financial difficulties in the context of the financial restructuring, and as such, on August 9, 1996 (the "Petition Date"), Employer (together with various affiliated entities) filed petitions for relief under Chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") with the Bankruptcy Court (the "Chapter 11 Case"). Employer has continued to operate its business and manage its affairs as a debtor in possession.

        F. Employer believes that Employee's continued services are especially critical to its success now that the Chapter 11 Case has been commenced, and desires to assume the obligations set forth in the Existing Agreement pursuant to Section 365(a) of the Bankruptcy Code, as modified herein.

        NOW, THEREFORE, in consideration of the foregoing, Employer and Employee hereby agree to amend and restate the Existing Agreement in its entirety as follows:

        1. SEVERANCE. In the event Employee's employment is "Terminated without Cause" by Employer prior to Employee's normal retirement date, Employee shall be entitled to receive as severance payment, and Employer shall pay to Employee severance payments in an amount equal to twelve (12) months' worth of the greater of (a) the salary payment Employee received immediately prior to such termination or (0) the amount of salary payment Employee is receiving at the date of this Agreement, payable at the same intervals as Employee's salary had been paid. Such severance payments shall be made for a period of twelve (12) full calendar months following such termination, together with a pro rata amount for any partial calendar month following such termination, and shall be subject to mitigation. In addition, Employer shall provide to Employee during the period when severance payments are paid either (a) all the fringe benefits maintained by Employer which were available to Employee on the date of termination or, if different, (0) all of the fringe benefits available to Employee at the date of this Agreement as described on Schedule A attached hereto; Employee may elect between options (a) and (0) at the time of Employee's termination. Such benefits will be provided on the terms and conditions in effect as of the date either of termination or this Agreement as chosen by Employee. The amount of Employee's salary as of the date of this Agreement is also set forth on Schedule A. The aforesaid severance payments and maintenance of fringe benefits shall be in addition to and not in lieu of the base salary, bonus compensation, accumulated vacation pay and other employee benefits payable to Employee at the time of termination, on account of service prior to Employee's termination.

        For purposes of this Agreement, the term "Terminated without Cause" shall mean termination by reason of layoff or reduction in force or for any other reason except "Employee's Voluntary Act" or "Termination for Cause" by Employer. The term "Employee's Voluntary Act" shall mean resignation or quitting by Employee unless such resignation or quitting is preceded by, or reasonably contemporaneous with, a "Change in Control". The term "Termination for Cause" shall mean a termination of Employee arising from gross incompetence, insubordination, dishonesty in performance of company duties, or conviction of fraud, theft, embezzlement or any felony. However, any termination for insubordination is subject to written notice by Employer and a thirty (30) day cure period to correct the alleged insubordination. The term "Change in Control" shall mean a change of the holders of 50% or more of the equity of Employer (other than as a result of the issuance of equity to creditors on emergence from bankruptcy pursuant to a plan of reorganization proposed by Employer), a change in the majority of the Board of Directors of Employer (other than pursuant to a plan of reorganization proposed by Employer), merger with less than 50% of the merged entity owned by pre-merger shareholders, or sale or abandonment of more than 50% of Employer's revenue-generating assets.

        2. EMPLOYMENT AT WILL. Notwithstanding anything in this Agreement to the contrary, to the extent that Employee is an at-will employee on the date of execution and delivery of this Agreement, Employee remains an at-will employee thereafter. An at-will employee may be discharged or may quit for any or no reason, and the rights of Employee and Employer upon termination shall be as set forth herein. Nothing in this Agreement obligates Employee to remain in Employer's employ for any particular period or prevents Employee from resigning at any time for any reason with or without notice to Employer.

        3. BONUS PAYMENT. In addition to the annual base salary, bonus compensation, accumulated vacation pay and other employee benefits otherwise payable to Employee, and in addition to the severance payments described in
Section 1, in the event that Employee shall be actively employed by Employer on the date that this Agreement is approved by the Bankruptcy Court (the "Bonus Payment Date"), Employee shall be entitled to receive a lump-sum cash payment of the amount specified on Schedule B attached hereto and made a part of this Agreement (the "Bonus Payment") within three (3) business days of the Bonus Payment Date. In consideration of payment and receipt of the Bonus Payment, Employee agrees to remain in the employ of Employer from receipt of such payment until the end of Employer's fiscal year on March 1, 1997 (the "Employment Period"). In the event that Employee's employment is terminated as a result of Employee's Voluntary Act prior to the expiration of the Employment Period, Employee agrees to repay to Employer the entire amount of the Bonus Payment. To secure such repayment, Employer has a right of setoff against any payments payable to Employee pursuant to this Agreement or otherwise.

        4. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior understanding whether written or oral.

        5. AMENDMENT. This Agreement may be amended only by written agreement signed by each of the parties hereto.

        6. CHOICE OF LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Ohio.

        7. NOTICE. Any notice to be given in connection with this Agreement shall be deemed to have been effectively given if hand-delivered to the recipient or sent by certified mail, return receipt requested, to the recipient at the address last provided by recipient for purposes of receiving notices hereunder or, unless or until such address shall be so furnished, to the address indicated opposite his, her or its signature to this Agreement.

        8. ASSIGNABILITY. This Agreement, and all actions and decisions hereunder, shall inure to the benefit of and be binding upon Employer, its representatives, successors and assigns, and upon Employee, and Employee's heirs, executors, successors and assigns. None of the rights of Employee to receive any form of compensation or benefit payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Employee. Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) of any interest in the rights of Employee to receive any form of compensation or benefit to be paid by Employer pursuant to this Agreement shall be void.

        9. SEVERABILITY. In the event that any provision of this Agreement shall be held to be illegal, invalid or unenforceable for any reason, said illegality, invalidity or unenforceability shall not affect the remaining provisions, but shall be fully severable and the Agreement shall be construed and enforced as if said illegal, invalid or unenforceable provisions had never been inserted herein.

        10. EFFECTIVENESS. Employer hereby represents and warrants to Employee that execution and performance of this Agreement shall become a valid and binding obligation of Employer upon the approval of this Agreement by the Bankruptcy Court.

         11. COMPLIANCE WITH APPLICABLE LAW. Employer reserves discretion to interpret and apply the terms and conditions of this Agreement consistent with applicable law.

        IN WITNESS WHEREOF, this Agreement has been duly executed as of the date and year first above written.

                                        CAMELOT MUSIC, INC.


                                        By /s/ Jack K. Rogers
                                           ----------------------------------

For Notices:

8000 Freedom Avenue, N.W.
North Canton, Ohio 44720
Attention:      President

                                        EMPLOYEE:

                                        /s/ Charles R. Rinehimer III
                                        ----------------------------------
                                         Charles R. Rinehimer III

1547 Hunting Hollow
Hudson, Ohio 44236

                                   Schedule A
                                   ----------

                                       to

                          Severance and Bonus Program
                         Management Incentive Agreement


Name of Employee: Charles R. Rinehimer III

Amount of Monthly Salary Payment as of date of this Agreement:  13,750

Fringe Benefits Available to Employee as of the date of this Agreement which will be continued during the severance period:

     Group Medical

     Group Dental

     Group Long-Term Disability

     Group Life Insurance

                                   Schedule B
                                   ----------

                                       to

                       Amended and Restated Severance and
                  Bonus Program Management Incentive Agreement


Name of Employee: Charles R. Rinehimer III

Gross Amount of Lump Sum Cash Payment (subject to normal withholding taxes) Payable on Bonus Payment Date:

        Bonus Payment:  $10,000